Dated January 2024

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus Dated January 19, 2024

Registration Statement No. 333-276231

Issuer Free Writing Prospectus Dated January 2024 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus Dated January 19, 2024 Registration Statement No. 333 - 276231 Proposed NYSE Symbol: MCRO

FORWARD - LOOKING STATEMENT 2 This presentation may contain forward - looking statements regarding the future operations, performance, financial condition, strategies, prospects, and other aspects of Micropolis Holding Company (“Micropolis Holding”) and its business . These forward - looking statements are based upon current expectations, beliefs, estimates, and projections about the industry and markets in which Micropolis Holding operates. These statements reflect our current views with respect to future events and are subject to risks, uncertainties, and assumptions, including those initially discussed in Micropolis Holding's Form F - 1 filed with the U . S . Securities and Exchange Commission (SEC) on January 19 , 2024 as may be amended from time to time (‘Registration Statement”). These risks and uncertainties include, but are not limited to, changes in economic conditions, market demand, technological advancements, regulatory environment, and competitive dynamics in our industry . The actual results of Micropolis Holding could differ materially from those anticipated in these forward - looking statements as a result of various factors, including those set forth in the registration statement. Investors are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof . Micropolis Holding undertakes no obligation to publicly release any revisions to these forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law . Market and Industry Data: It should be noted that the industry and market data used in this Free Writing Prospectus, including our own internal surveys, industry publications, and other publicly available information, may not be reliable or accurate . While we believe that these sources are reputable, we have not independently verified the market and industry data derived from these sources Micropolis Holding Company

FREE WRITING PROSPECTUS STATEMENT This free writing prospectus relates to the proposed initial public offering of the ordinary shares (the “Ordinary Shares”), par value US$0.0001 per share, of Micropolis Holding Company (the “Company”), which are being registered on the Registration Statement (File No. 333 - 276231) (the “Registration Statement”) and should be read together with the preliminary prospectus included in the Registration Statement filed by the Company with the SEC for the offering to which this presentation relates and may be accessed through the following web link: https://www.sec.gov/Archives/edgar/data/1993431/000121390024004947/ff12024a1_micropolisholdin g.htm This presentation highlights basic information about the Company and the offering to which this presentation relates . Because it is a summary, it does not contain all of the information that you should consider before investing in our securities . The Company has filed the Registration Statement (including a preliminary prospectus) with the SEC for the proposed offering to which this communication relates . The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the proposed offering . You may get these documents for free by visiting EDGAR on the SEC website at http : //www . sec . gov . Alternatively, we or our underwriter will arrange to send you the Registration Statement if you contact Network 1 Financial Securities Inc . , The Galleria, 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701 , Attention Adam Pasholk, email adampasholk@netw 1 . com or by calling + 1 - 732 - 758 - 9001 . Micropolis Holding Company. 3

CONTENTS For detailed information on each section, you can view the full prospectus on the SEC's website Industry Overview Provide insight into the robotics industry, emerging trends, market size, and the competitive landscape Financial Highlights Key financial metrics, growth figures, and fiscal health indicators 03 Investment Highlights Company's unique value propositions, recent achievements, market position, and investment potential Corporate Governance Corporate governance principles guiding the company Company Overview Micropolis Holding's foundation, mission, core operations in AMR development, and its role in the tech industry 04 Growth Strategies Strategic plans for scaling operations, research and development initiatives, and market expansion 01 02 05 06 4 Micropolis Holding Company

PRELIMINARY OFFERING SUMMARY Micropolis Holding Company Issuer MCRO – To be confirmed Listing / Ticker Ordinary Shares Securities Initial Public Offering Offering Type 8,200,000 Ordinary Shares Offering 1,230,000 Ordinary Shares Over - Allotment Option $4.00 - $5.00 Price Per Share 38,200,000 Ordinary Shares assuming no exercise of the over - allotment option; 39,430,000 Ordinary Shares if the underwriter exercises the over - allotment option Post - Offering Share Outstanding $34,317,000 (Net of underwriting discounts but before other expenses) Net Proceeds Q1 2024 Expected Pricing Date Talent acquisition, marketing and PR, machinery and advanced equipment, contracts & outsourcing and working capital and other general corporate purposes. Use of Proceeds Network 1 Financial Securities, Inc. Underwriter 5 Micropolis Holding Company

Micropolis Digital Development FZ - LLC (“Micropolis Dubai”), our wholly - owned subsidiary, is a robotics manufacturer founded in 2014, based in the United Arab Emirates (“UAE”) with its headquarters located in Dubai Production City, Dubai, UAE. We specialize in developing autonomous mobile robots (“AMRs”) that utilize wheeled electric vehicle (“EV”) platforms and are equipped with autonomous driving capabilities. We have historically conducted our business through Micropolis Dubai. For purposes of this Offering, in February 2023, we incorporated Micropolis Holding Company (“Company” or “Micropolis Cayman”), an exempted company with limited liability under the laws of the Cayman Islands, as the listing vehicle for this Offering. Micropolis Dubai is a wholly - owned subsidiary of Micropolis Cayman. 6 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

At the forefront of the robotics revolution, Micropolis believes that it stands as a beacon of innovation in the United Arab Emirates . In the realm of autonomous mobility, we view ourselves as not only manufacturers, but also architects of a smarter future . We believe that our expertise in cutting - edge artificial intelligence has propelled us to the global stage, where we craft the most intelligent moving machines . These marvels of technology find their purpose across a spectrum of applications - enhancing everyday consumer experiences, revolutionizing enterprise operations, and empowering government initiatives with unparalleled efficiency . The roots of our visionary journey trace back to the vibrant tech hub of Dubai Production City in 2014 . Born from a desire to redefine the narrative of smart city solutions, Micropolis is more than a company - it is a confluence of fresh ideas and diverse perspectives . Our collaboration with local governments and leading real - estate developers has not only shaped skylines but has also reimagined the way communities interact with technology . Every step we take is a stride towards a future where technology and humanity converge for the greater good . 7 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. We envision a world where technology and humanity coexist and collaborate in harmony, propelling us towards a sustainable and inclusive future.

Micropolis Holding Company 8 Empowering every industry to utilize the power of autonomous robots and AI to enhance productivity and lower operating costs AUTOMATING AND AUGMENTING OPERATIONS THROUGH ROBOTICS, AI, AND INTELLIGENT SYSTEMS REVOLUTIONIZING EFFICIENCY, ROBOTICS AND AI INDUSTRY

GULF COOPERATING COUNCIL REGION (GCC) FOCUSED Opportunity We operate in the GCC, mainly in the UAE and Saudi Arabia, where the robotics industry is booming with government support. Dubai's technological focus provides unique opportunities for the company, which boasts a strong portfolio of AMRs and successful government partnerships, positioning it well to meet the region's increasing demand for innovative robotics solutions. Collaboration - based Business Model We collaborate with partners and customers to innovate in security and logistics technology. We have partnered with the Dubai Police to develop "Microspot," an AI security tool, and autonomous security vehicles. This teamwork supports product development and regulatory navigation, offering data for machine learning and testing opportunities. 9 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

We specialize in the development and integration of Autonomous Mobile Robots, operating software, electronic control units and power storage units. Our extensive product offerings are organized into three main categories: Micropolis specializes in producing cutting - edge Autonomous Mobile Robots. These robots are uniquely designed with a Mobility Specific Platform and an Application Specific Pod. This design incorporates advanced features like power storage, electrical and electronic control systems, and an autonomous driving system. These elements together enable the robots to operate efficiently in diverse environments. This specialized focus ensures high - performance and adaptability, reflecting Micropolis' dedication to pioneering in the field of robotics. 10 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

AUTONOMOUS MOBILE ROBOTS ENHANCED CAPABILITIES FOR DIVERSE OPERATIONS We offers bespoke customization for our Autonomous Mobile Robots (AMRs), tailoring them to specific operational needs. Building upon our advanced mobility - specific platforms, the company adapts its application - specific pod to align with each customer's unique requirements. This approach ensures that each AMR is optimized for its intended function, demonstrating our commitment to delivering targeted, efficient robotic solutions. Operating Software: Our software suite is further segmented into three distinct categories: (1) autonomous driving software, allowing users to manage fleets of AMRs from an operational room with real - time streaming service; (2) fleet mission planner, aiding operators in mission planning, path management, and performance monitoring; and (3) user bespoke software development service, offering customized software solutions for customers, integrating additional robot functionalities with existing systems to ensure cost - effectiveness and seamless deployment. 11 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

settings such as gated communities, with a speed range of 7 to 10 km/h, making if ideal for safe, low - speed operations in pedestrian - rich areas. These platforms exemplify our commitment to versatility and specificity in autonomous mobility solutions, catering to different operational needs. INTRODUCING THE M01 AND M02 OUR SPECIALIZED MOBILITY PLATFORMS FOR DIVERSE OPERATIONAL NEEDS 12 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

CONTROL SYSTEM Our in - house - developed control units and power storage solutions serve as the driving force behind our AMRs, providing energy - efficient and reliable performance. Micropolis Robotic Control Unit (MRCU): The MRCU is an innovative and advanced electronics board designed to serve as a centralized control unit for a wide range of robots, including AMRs and EVs. We designed the MRCU in response for the need for a comprehensive, high - performance, and reliable control system to govern various robotic applications efficiently. Smart Power Distribution Unit (SPDU) : The SPDU incorporates intelligent power switching capabilities, allowing seamless transitions between power sources and devices. This ensures continuous operation and eliminates wasteful power usage. The SPDU employs advanced DC/DC management techniques, enabling optimal conversion and distribution of power within the system. This results in enhanced energy efficiency and extended battery life. 13 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Our software suite is further segmented into three distinct categories: • Autonomous driving software, allowing users to manage fleets of AMRs from an operational room with real - time streaming service; • Fleet mission planner, aiding operators in mission planning, path management, and performance monitoring; and • User bespoke software development service, offering customized software solutions for customers, integrating additional robot functionalities with existing systems to ensure cost - effectiveness and seamless deployment. 14 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Versatility in Application Our platform is meticulously crafted for autonomous mobility. This specialization allows us to develop a diverse array of robotic applications, each tailored to meet specific industry needs and challenges. The inherent flexibility of our technology platform means our robots can be adapted for various applications – from urban logistics and security surveillance to collaborative tasks in dynamic environments. MECHANICAL MODEL Custom Suspension System This system is meticulously engineered to provide greater vehicle stability, superior handling, and enhanced comfort for all road conditions Compact Drive - by - Wire System Seamlessly integrates electronic controls for acceleration, braking, and shifting, offering a highly responsive and adaptable driving experience, free from mechanical constraints. Custom Steer - by - Wire System Our custom steer - by - wire system offers unparalleled steering precision and adaptability, revolutionizing vehicle control by replacing traditional mechanical linkages with advanced, responsive electronic controls. 15 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Micropolis Holding Company. 16

MARKET OVERVIEW AND FINANCIAL LANDSCAPE As of 2021, the GCC region has been showing significant growth in the AI and robotics sector. The AI market alone in the Middle East was expected to grow exponentially for the coming 7 years, according to a report by PwC, which will contribute significantly to the GDP. The UAE and Saudi Arabia were particularly dominant in this arena. Growth was driven by digital transformation initiatives across various sectors, including healthcare, retail, finance, and education. Robotics, a subset of the larger AI market, has also been gaining traction, with applications ranging from automation in the manufacturing sector to service robots in healthcare and hospitality. 17 Micropolis Holding Company Source: PwC, The potential impact of Artificial Intelligence in the Middle East, published in 2018

CONTRIBUTION OF AI TO INDUSTRY IN 2030 Government Initiatives and Policies Governments across the GCC region have shown commitment towards the development and integration of AI and robotics in their respective countries. For instance, the UAE launched its Strategy for Artificial Intelligence in 2017, aiming to position itself at the global forefront by 2031. As part of this effort, the UAE established the world’s first graduate - level, research - based AI university, the Mohamed bin Zayed University of Artificial Intelligence (MBZUAI). Similarly, Saudi Arabia’s Vision 2030 reflects its ambition to become a global hub for AI and data - driven technologies. A key player in this vision is the Saudi Data and AI Authority (SDAIA), established to drive the national data and AI agenda for transforming the country into a leading data - driven economy. 18 Micropolis Holding Company Source: PwC, The potential impact of Artificial Intelligence in the Middle East, published in 2018

Micropolis Holding Company 19 Investment in AI and Robotics The region has seen an influx of investment in AI and robotics. As an example, in 2017, Saudi Arabia’s Public Investment Fund in Uber, marking its foray into the tech industry. SoftBank’s Vision Fund, backed significantly by Saudi and UAE investment, had put forward billions in high - tech companies globally, many specializing in AI and robotics, up until 2022. In the UAE, AI is at the forefront of the government’s strategic plans. In October 2017, the government launched its strategy for AI, demonstrating its commitment towards the technological enhancement of the nation. Alongside this strategy, HH Sheikh Mohammed Bin Rashid Al Maktoum, Vice President and Prime Minister of the UAE and Ruler of Dubai, appointed HE Omar Bin Sultan Al Olama as the first Minister of State for AI. Within the UAE, Dubai is leading the way for AI.

03 INVESTMENT HIGHLIGHTS Market Position and Growth Potential Micropolis' standing in the AMR industry and potential for growth in the booming GCC market Customer Base and Partnership Successful collaboration with government and none - government entities and industry leaders Strategic Development Plans Technological advancement and Successful collaboration with government and none - government entities and industry leaders Competitive Advantages What sets Micropolis apart in technology, innovation, and market approach 20 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

MARKET POSITION AND GROWTH POTENTIAL Micropolis' unique product profile, with an emphasis on functional mobility, positions the company to attract new customers and expand beyond the GCC region. We believe that the high demand for advanced robotics solutions in these areas, coupled with Micropolis' ability to deliver tailor - made, cutting - edge technology, should facilitate our growth in diverse markets. This adaptability and responsiveness to specific customer needs underline the company's potential for geographic and sectoral expansion, leveraging the growing interest in functional mobility solutions. Micropolis stands as a pioneer in the Middle Eastern functional mobility and robotics sector, setting ourselves apart by developing our entire technology stack in - house. Micropolis believes that this approach not only ensures technological innovation but also positions Micropolis as a unique partner for large - scale operations. The company's collaborative business model, centered around co - developing products with customers, allows for a deep understanding of client needs, leading to highly customized solutions . Each product is designed with bespoke software and mechanical systems, including chassis, suspension, and drive train, all manufactured internally. This comprehensive in - house production capability enables Micropolis to rapidly adapt and customize robots, ensuring each solution is uniquely tailored to meet the specific demands and perspectives of its clients. Micropolis believes that this level of customization and technological self - reliance in design and manufacturing underlines Micropolis' strong market position and its ability to deliver tailored, high - quality robotics solutions in a dynamic and growing industry. 21 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Micropolis Holding Company 22 The partnership between Micropolis and Dubai Police for the M1 and M2 autonomous police patrols represents a sustained alliance, with Dubai Police not only utilizing these units to elevate their surveillance efforts but also offering technical knowledge support for pilot projects. This collaboration is designed to leverage Dubai Police's extensive network to bolster Micropolis' market presence. Micropolis has collaborated with Dubai Police to develop the M1 and M2 autonomous police patrols. This partnership aims to enhance surveillance operations, increasing Dubai Police's capability in crime deterrence. The M1 and M2 units are expected to significantly augment Dubai Police's surveillance reach and efficiency, demonstrating a successful application of Micropolis' advanced robotic technology in law enforcement and public safety. This collaboration highlights the company's ability to contribute to crucial civic operations through innovative solutions. Customer Base and Partnership

CUSTOMER BASE AND PARTNERSHIP CUSTOMER PROFILE Micropolis strategically targets customers with large - scale operations that can benefit significantly from augmentation and automation through our advanced robotic and AI solutions. The company's focus is on establishing long - term partnerships with such clients, offering them tailored, high - tech solutions to meet their specific operational needs. This approach not only demonstrates Micropolis' commitment to delivering impactful technology but also ensures enduring relationships with key players in various industries. Our current and future customer pipeline includes prominent entities such as 23 These potential clients represent a diverse range of sectors, from urban development and energy to law enforcement and residential communities, indicating the broad applicability and appeal of Micropolis' robotic solutions. This varied customer profile underscores the company's potential for wide - reaching impact and growth in multiple industries. Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Micropolis Holding Company 24 Micropolis Robotics is the first company in Middle East to get enrolled in Nvidia’s Inception program NVIDIA Inception is a program designed to help robotic and autonomous companies evolve faster through access to cutting - edge technology and NVIDIA experts, and co - marketing support. INDUSTRY PARTNERSHIPS ADAS & AV Systems Validation and Verification Siemens Autonomous Vehicle Development solutions offers a full set of tools for all key technical domains to cover every development aspect, on the level of the chip and E/E system. Leverage a set of test scenarios that are compliant with major industry standards. As the market leader in lidar technology, Velodyne is engaged with Micropolis Robotics to implement their state - of - the - art lidars within our robots, at cost effective prices Ouster is one of a leading companies specialized in computer vision and laser based solid - state lidars. Ouster established a long - relationship with Micropolis to supply and support their technology

Technological Advancement Micropolis plans to focus on enhancing its existing AMR technology, developing new products tailored to the needs of industries like healthcare and consumer robotics. Continuous R&D and market research will guide the innovation of robotics solutions, ensuring they remain at the cutting edge and aligned with evolving market needs. Market Expansion To increase its market share, Micropolis plans to target strategic market segments where it has a competitive edge, such as industrial automation. This includes investing in marketing and building brand recognition in these sectors, as well as exploring new geographical markets beyond the GCC region. 25 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Partnership and Collaboration Development Micropolis plans to form strategic alliances and partnerships with entities that share its values and can bring complementary strengths, like government departments and suppliers. Micropolis expects that these collaborations will help Micropolis reach new customers, accelerate product development, and potentially reduce costs through shared resources. STRATEGIC DEVELOPMENT PLANS

Micropolis' competitive advantage lies in its robust in - house R&D and prototyping capabilities, allowing for high - quality, customizable robotics solutions. The company's commitment to innovation and customization ensures that each product meets specific client needs, making them technologically advanced and unique. Additionally, partnerships with government entities provide valuable industry insights and help secure public sector contracts, further strengthening Micropolis' market position. Micropolis believes that this combined approach of technological excellence, tailored solutions, and strategic collaborations positions Micropolis as a leader in the autonomous robotics industry. In - House R&D and Production Enables quality control and customization of products, with a commitment to ongoing technological advancements. Innovation and Customization Focuses on creating tailored solutions for each customer, ensuring products are technologically advanced and meet specific needs. Government Partnership Provides access to latest technologies, insights into trends, and helps secure public sector contracts, positioning Micropolis as a trusted solution provider. 26 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

04 GROWTH STRATEGIES 27 Market Expansion Strategies to enter new markets or sectors, both geographically and within various industries. Micropolis Holding Company Product Diversification Plans to develop and introduce new products or enhance existing ones to meet evolving market demands. Strategic Partnerships Focus on forming new alliances and strengthening existing ones to leverage mutual strengths and expand market reach.

Market Analysis and Identification 28 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Evaluation and Expansion Partnership Development Local Presence and Support Pilot Projects Full - scale Launch and Marketing Micropolis aims to identify potential new markets through in - depth analysis, considering factors such as regional robotics adoption rates, specific industry needs, and the competitive landscape. Micropolis believes that the key to this strategy is the customization of marketing and sales approaches to align with local cultures, business practices, and regulatory requirements. Establishing a local presence, either through partnerships or direct investment, will be pivotal. This could involve working with local distributors, forming joint ventures, or even setting up regional offices to provide better support and build strong relationships with local customers. The goal is to ensure that Micropolis' solutions are not only available but also highly relevant and adapted to the specific needs of each new market.

PRODUCT DIVERSIFICATION Micropolis is dedicated to enhancing its product range through continuous innovation and diversification. By analyzing market trends and customer feedback, the company plans to develop new robotic models and enhance existing ones to cater to evolving market needs. This strategy involves introducing new functionalities and applications, ensuring Micropolis' product offerings remain cutting - edge and relevant across various industries. The goal is to meet diverse operational requirements, thereby expanding the company's market reach and strengthening its competitive edge in the dynamic field of robotics. 29 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

30 STRATEGIC PARTNERSHIPS As part of its growth strategies, Micropolis places significant emphasis on forging strategic partnerships. These collaborations are with key players in various sectors, including government bodies and industry leaders. These alliances are designed to leverage mutual strengths, foster innovation, and expand market reach. By aligning with partners who share a vision for technological advancement, Micropolis expects to not only enhance its product offerings but also open new avenues for market entry and customer engagement, thus playing a crucial role in the company's expansion and success. Micropolis Holding Company.

05 FINANCIAL HIGHLIGHTS Use of Proceeds How the funding will be allocated, strategic investment in talent acquisition and advanced machinery Sales Projections An overview of expected sales growth, highlighting future revenue streams and market expansion plans Balance Sheet Insights into the company's financial stability, demonstrating fiscal responsibility and long - term viability. 31 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

USE OF PROCEEDS Talent Acquisition Contracts & Outsourcing R&D Specific Expenses Working Capital Machinery and Advanced Equipment Marketing and PR 32 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Talent Acquisition 57% Working Capital 12.3% Outsourcing 10.6% Machinery 8.5% R&D 6.2% Investing in talent is a strategic priority for Micropolis, especially given the specialized nature of robotics technology. A substantial portion of the funding will be directed towards acquiring skilled professionals, ensuring the company has the expertise required to innovate and grow. Additionally, significant investments in machinery and lab equipment are crucial to enhance our production capabilities and support ongoing research and development efforts. These investments are fundamental in maintaining our competitive edge in the rapidly evolving field of autonomous robotics. A significant portion of the proceeds from Micropolis' funding will be allocated towards talent acquisition, accounting for 57% of the total. This investment in hiring skilled personnel underscores the company's commitment to strengthening its team and enhancing its production capabilities. The remaining funds are distributed across various essential areas, with working capital, contracts and outsourcing, machinery and advanced equipment, R&D specific expenses, and marketing and PR receiving respective allocations. This strategic distribution of funds is aimed at supporting the company's growth and operational efficiency. 5.4% Marketing & PR

PROFIT & LOSS Financial Highlights and KPIs • 8M$ of revenue expected in 2024 • Targeting positive profitability by the year - end of 2024 • Gross Margin level projected at 70% of revenues • Talent acquisition, R&D and Professional fees are main cost drivers for the company in 2024, growing more than +50% vs previous year 33 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

BALANCE SHEET Financial Highlights and KPIs • High Cash Balance in 2024 due to IPO proceeds. • Excess Cash will used wisely to generate interests (interim deposits at local banks) • Fixed Assets triple in 2024 due to the purchase of new machinery and equipment to support production • Liability to Assets ratio only represent 11% in 2024 34 Micropolis Holding Company. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Please Contact Network 1 Financial Securities, Inc. The Galleria - 2 bridge Ave - Suite 241 Red Bank, NJ 07701 USA Micropolis Holding Company info@Micropolis.ai +971 4 2767 008 Adam Pasholk Managing Director adampasholk@netw1.com Phone: +1 - 732 - 758 - 9001